Exhibit 23.2

中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)
Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. 香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078 Email 電郵: info@czdcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion as an exhibit to the registration statement on Amendment No.3 to Form S-4 of Hudson Capital Inc. (“the Company”) of our report dated May 5, 2021 included in its Annual Report on Form 20-F (No. 001-38172) dated May 5, 2021 relating to the financial statements and financial statement schedules of the Company as of December 31, 2020 and 2019, and the related consolidated statements of comprehensive loss, changes in equity and cash flows for each of the two years in the period ended December 31, 2020.

We also consent to the reference to our firm under the caption “Experts” in such registration statement.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.
Hong Kong, China

May 18, 2021